PARTICIPATION AGREEMENT

                              Among

                             (FUND)
                            (ADVISER)
                               and
             GOLDEN AMERICAN LIFE INSURANCE COMPANY


     THIS AGREEMENT, made as of the ____ day of _________ 1997, by and among the FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY, a stock insurance company domiciled in the State of New York (hereinafter the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), the ______________________ (hereinafter the "Fund")and
______________________________. (hereinafter the "Adviser"), a
__________________________.

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable annuity contracts and, subject to an order obtained from the Securities and Exchange Commission (the "SEC"), available to act as the investment vehicle for certain qualified pension and retirement plans ("Qualified Plans") and for separate accounts established for variable life insurance policies (such variable life insurance policies and variable annuity contracts are herein, collectively, the "'Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and the Adviser (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets;
and

     WHEREAS, the Fund desires to make shares of such managed portfolios as are listed on Schedule B attached hereto, as such Schedule B may be amended from time to time hereafter by mutual written agreement of all the parties hereto, available to the Company for purchase (each such listed portfolio, a "Portfolio"); and

     WHEREAS, the Fund is seeking and expects to obtain an order from the SEC, granting Participating Insurance Companies and variable annuity and variable insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended
(hereinafter the "1933 Act"); and

     WHEREAS, the Adviser is duly registered as an Investment
Adviser under the Federal Investment Advisers Act of 1940 and any applicable state securities law; and

     WHEREAS, the Company has registered or will register certain variable life and variable annuity contracts under the 1933 Act;
and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to one or more variable life and annuity contracts; and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid variable life and variable annuity contracts.

     NOW, THEREFORE, in consideration of their mutual promises the Company, the Fund and the Adviser agree as follows:

ARTICLE I.          Sale of Fund Shares

     1.1. The Fund agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

     1.2. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to the rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interest of the shareholders of such Portfolio.

     1.3. The Fund and the Adviser agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and, in accordance with the terms of the Mixed and Shared Funding Exemptive Order, certain Qualified Plans. No shares of any Portfolio will be sold to the general public.

     1.4. The Fund will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I and VII, Section
2.5 of Article II and Sections 3.4 and 3.5 of Article III of this Agreement is in effect to govern such sales.

     1.5 The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of Sections
2.10 and 2.11, upon the payment by the Fund to the Company of the proceeds of such redemptions, such proceeds shall cease to be the responsibility of the Fund and shall become the responsibility of the Company. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund received notice of such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.

     1.6. The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the variable life and variable annuity contracts with the form number(s) which are listed on Schedule C attached hereto and incorporated herein by this reference, as such Schedule C may be amended from time to time hereafter by mutual written agreement of all the parties hereto and which such contracts have been sold pursuant to an Annuity Selling Agreement dated February 10, 1995, by and between the Company, PFS Investments Inc. and Primerica Financial Services, Inc. (the "Contracts"), shall be invested in the Portfolios, in such other funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Fund if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of the Portfolios of the Fund; or (b) the Company gives the Fund and the Adviser 60 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Adviser prior to their signing this Agreement; or (d) the Fund or Adviser consents to the use of such other investment company.

     1.7. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of
Section 2.9 and 2.10, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

     1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     1.9 The Fund shall furnish notice (by wire or telephone, followed by written confirmation) as soon as is reasonably practicable to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. If the Fund provides the Company with the incorrect share net asset value information, the Company on behalf of the Account shall be entitled to a prompt adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Upon a final determination that there has been an error in the calculation of net asset value, dividend or capital gain, the Fund shall report such error to the Company.

ARTICLE II.         Representations and Warranties

     2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Title 18 Section 3092 of the Delaware Insurance Law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with the laws of the State of ____________ and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale where necessary as determined by the Fund or the Adviser in accordance with the laws of the various states.

     2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might no so qualify in the future.

     2.4. The Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.5. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund and the Adviser represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of _____________ to the extent required to perform this Agreement.

     2.7. The Fund represents that it is lawfully organized and validly existing under the laws of the State of ____________ and that it does and will comply in all material respects with the 1940 Act.

     2.8. The Adviser represents and warrants that the Advisers is and shall remain duly registered in all material respects under all applicable federal and state laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of __________ and any applicable state and federal securities laws.

     2.9. The Fund and Adviser represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.10. The Company represents and warrants that all if any of its directors, officers, employees, investment advisers, and other individuals/entities deal with the money and/or securities of the Fund they will at all such times be covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimal coverage as required by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III.        Prospectuses and Proxy Statements; Voting

     3.1. The Adviser and the Fund shall provide to the Company such documentation (including a final copy of the Fund's most current prospectus as set in type at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Portfolios' prospectus printed (such printing to be at the Company's expense except as provided in Section 5.3 hereof).

     3.2. The Fund's prospectus shall state that the Statement of Additional Information ("SAI") for the Fund is available from the Adviser (or in the Fund's discretion, the Prospectus shall state that such SAI is available from the Fund), and the Adviser (or the Fund), at its expense, shall print and provide one copy of such SAI free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement. The Company may make additional copies of the SAI at its expense.

     3.3. The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners; provided, however, that the Company shall bear the expenses for the costs of printing and distributing any proxy material, reports to shareholders and other communications to shareholders that are prepared at the request of the Company.

     3.4. If and to the extent required by law the Company shall:
          (i)  solicit voting instructions from Contract owners;
          (ii) vote the Fund shares in accordance with instructions received from
               Contract owners; and
          (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received;
so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for owners of Variable Insurance Products. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with this Section.

     3.5. The Fund will comply with all provisions of the 1940
Act requiring voting by shareholders.

ARTICLE IV.         Sales Material and Information

     4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Adviser, or the Fund's underwriter is named, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee object to such use within ten Business Days after receipt of such material.

     4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Adviser, except with the permission of the Fund or the Adviser or the designee of either.

     4.3. The Fund, and the Adviser, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least ten Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within ten Business Days after receipt of such material.

     4.4. The Fund and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, as soon as is reasonably practicable after the filing of such document with the SEC or other regulatory authorities.

     4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, annual and semi-annual reports, solicitations for voting instructions, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, as soon as is reasonably practicable after the filing of such document with the SEC or other regulatory authorities.

     4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as materials published, or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

ARTICLE V.          Fees and Expenses

     5.1. The Fund and Adviser shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the underwriter may make payments to the Company for the Contracts if and in amounts agreed to by the Adviser in writing and such payments will be made out of existing fees otherwise payable to the Adviser, past profits of the Adviser or other resources available to the Adviser, or by the Fund, to the extent permitted. Currently, no such payments are contemplated.

     5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. Except as provided in Sections 3.1, 3.2, 3.3., and 5.3 hereof, the Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including, if so elected, the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares.

     5.3. The printing and distributing of the prospectus for the Portfolios (or that portion of a prospectus relating to the Portfolios should the Company determine to print a combined prospectus) to existing owners of Contracts shall be at the expense of the Fund.

ARTICLE VI.         Diversification

     6.1. Subject to the following sentence, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of any changes to such Section or Regulation relating to the treatment of variable contracts, the Company will advise the Fund of such changes.

ARTICLE VII.        Potential Conflicts

     7.1. The parties to this Agreement acknowledge that the Fund has filed an application with the SEC to request an order (the "Exemptive Order") granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans. It is anticipated that the Exemptive Order, when and if issued, shall require the Fund and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this Article VII. If the Exemptive Order imposes conditions on the Company materially different from those provided for in this Article VII, the conditions and undertakings imposed by the Exemptive Order shall govern this Agreement. The Fund will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings as are imposed on the Company hereby.

     7.2. The Company will report any potential or existing conflicts promptly to the Board, and in particular whenever contract owner voting instructions are disregarded, and recognizes that it shall be responsible for assisting the Board in carrying out its responsibilities in connection with the Exemptive Order. The Company agrees to carry out such responsibilities with a view to the interests of contract owners.

     7.3. If it is determined by a majority of the Board, or a majority of its disinterested directors that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, including but not limited to: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented, to a vote of all affected Contract owners and, as appropriate, segregating the assets of any group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

     7.4. If a material irreconcilable conflict arises as a result of a decision by the Company to disregard contract owner voting instructions and said decision represents a minority position or would preclude a majority vote by all contract owners having an interest in the Fund, the Company may be required, at the Board's election, to withdraw the Account's investment in the Fund.

     7.5. For purposes of this Article VII, a majority of the disinterested directors shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event shall the Fund be required to bear the expense of establishing a new funding medium for any Contract. The Company shall not be required by this Article VII to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six
(6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     7.6. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T) as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and
7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.       Indemnification

     8.1. Indemnification by the Company

          8.1(a). The Company agrees to indemnify and hold harmless the Fund and each of its directors and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contract or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

               (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

          8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

          8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.1(d).  The indemnification provided by this Section
          8.1 shall survive the termination of this Agreement and shall be in addition to any other liability the Company may have.

     8.2. Indemnification by the Adviser

          8.2(a). The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund or Adviser or persons under their control; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

               (iv) arise as a result of (a) any failure by the Fund to provide the services and furnish the material under the terms of this Agreement; or (b) a failure to comply with Article VI of this Agreement with respect to diversification requirements; or (c) failure to qualify as a registered investment company under Subchapter M of the Code; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser or the Fund.

          8.2.(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or Account, whichever is applicable.

          8.2.(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated again), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.2(d).  The indemnification provided by this Section
          8.2 shall survive the termination of this Agreement and shall be in addition to any other liability the Fund or Adviser may have.

ARTICLE IX.         Applicable Law

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of ___________.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.          Term and Termination

     10.1. This Agreement is effective as of the date hereof and will remain in effect until terminated in accordance with the provisions herein.

     10.2.     This Agreement shall terminate:

          (a) at the option of any party upon 180 days advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

          (b) at the option of the Company if shares of the Portfolios delineated in Schedule 2 are not reasonably available to meet the requirements of the Contracts as determined by the Company; provided, however, that such termination shall only apply to the Portfolio(s) not reasonably available. Prompt notice of the election to terminate for such cause shall be furnished by the Company; or

          (c) at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC. the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, the expected or anticipated ruling, judgment or outcome of which would, in the Fund's reasonable judgment, materially impair the Company's ability to perform its obligation and duties hereunder; or

          (d) at the option of the Company upon institution of formal proceedings against the Fund by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Company's reasonable judgment, materially impair the Fund's ability to perform its obligations and duties hereunder; or

          (e) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give 30 days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

          (f) at the option of the Company or the fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of (i) all contract owners of variable insurance products or all separate accounts or
(ii) the interests of the Participating Insurance Companies investing in the Fund as delineated in Article VII of this Agreement; or

          (g) at the option of the Company if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

          (h) at the option of the Company if the Fund fails to meet the diversification requirements specified in Article VI hereof; or

          (i) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

          (j) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operations of the Company; or

          (k) at the option of the Fund or Adviser, if the Fund or Adviser respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operations of the Fund or Adviser; or

          (l) at the option of the fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice; or

          (m) automatically upon its assignment by any party without the other parties' prior written consent; or

          (n) in the event the Fund's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares for the underlying investment medium of variable contracts issued or to be issued by the Company. Termination shall be effective immediately upon such occurrence without notice.

     10.3.     Notice Requirement

          (a) In the event that any termination of this Agreement is based upon the provisions of Article VII such prior written notice shall be given in advance of the effective date of termination as required by such provisions.

          (b) In the event that any termination of this Agreement is based upon the provisions of Sections 10.2(b) - (d) or 10.2(g) - (i), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties.

          (c) In the event that any termination of this Agreement is based upon the provisions of Sections 10.2(j) or 10.2(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 30 days before the effective date of termination.

     10.4. It is understood and agreed that the right to terminate this Agreement pursuant to Section 10.2(a) may be exercised for any reason or for no reason.

     10.5.     Effect of Termination

          (a) Notwithstanding any termination of this Agreement pursuant to Section 10.2 of this Agreement, the Fund may, at its option, or in the event of termination of this Agreement by the Fund or the Adviser pursuant to Section 10.2(a) of this Agreement, the Company may require the Fund and the Adviser to, continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Fund or the Company, if the Company is so requiring, desires pursuant to the terms and conditions of this Agreement as provided in paragraph
(b) below for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund or if the Company is so requiring, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.5 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by
Article VII of this Agreement.

          (b) In the event of a termination of this Agreement pursuant to Section 10.2 of this Agreement, the Fund shall promptly notify the Company whether the Fund will continue to make available shares of the Fund after such termination, except that, with respect to a termination by the Fund or the Adviser pursuant to Section 10.2(a) of this Agreement, the Company shall promptly notify the Fund whether it wishes the Fund to continue to make available additional shares of the Fund. If shares of the Fund continue to be made available after such termination, the provisions of this Agreement shall remain in effect except for Section 10.2(a) and thereafter the Fund or the Company may terminate the Agreement, as so continued pursuant to this Section
10.5 upon written notice to the other party, such notice to be for a period that is reasonable under the circumstances.

          (c) In determining whether to make available additional Fund shares, the Fund shall act in good faith, giving due consideration to the interest of the existing shareholders, including holders of the Existing Contracts.

     10.6. Except (a) as necessary to implement contract owner initiated or approved transactions, or (b) as required by state insurance laws or regulations (a "Legally Required Redemption"), the Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account), and the Company shall not prevent contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts, until 90 days after the Company shall have notified the Fund or Adviser of its intention to do so. Upon request, the Company will promptly furnish to the Fund and Adviser the opinion of counsel for the company (which counsel shall be reasonably satisfactory to the Fund and the Adviser) to the effect that a particular redemption is a Legally Required Redemption.

ARTICLE XI.         Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Fund:
          Firm
          Address
          City, State, Zip
          Attn:__________________

     If to the Company:
          Golden American Life Insurance Company of New York
          1001 Jefferson Street, Suite 400
          Wilmington, DE 19801
          Attn:  Myles R. Tashman, Secretary

     If to the Adviser:
          Firm Name
          Address
          City, State, Zip
          Attn:__________________

ARTICLE XII.        Miscellaneous

     12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

     12.2. Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as if confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

     12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

GOLDEN AMERICAN LIFE               FUND
INSURANCE COMPANY OF               By its authorized officer
NEW YORK
By its authorized officer

By:______________________          By:__________________________

Title:____________________         Title:________________________

Date:____________________          Date:________________________


ADVISER
By its authorized officer officer

By:______________________

Title:____________________

Date:____________________

                       SCHEDULE A



Golden American Life Insurance Company of New York
Separate Account B

                       SCHEDULE B


Fund:

Portfolios: